                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 4)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE RIGHT START, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             THE RIGHT START, INC.
                      5388 Sterling Center Drive, Unit C
                      Westlake Village, California 91361



                                                               October  __, 1998


DEAR SHAREHOLDERS:

    Our Annual Meeting of Shareholders will be held on October __, 1998, at 9:00 a.m., at The Right Start retail store located at 3707 Thousand Oaks Blvd., Thousand Oaks, California. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company, to show you a Right Start store and to answer any questions you may have.

    The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Shareholders describing the Company's operations during the fiscal year ended January 31, 1998 is also enclosed.

    We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

    If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials.
If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to meeting you at the October __, 1998 Annual Meeting of Shareholders.

                                    Very truly yours,



                                    Jerry R. Welch
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                             THE RIGHT START, INC.
                      5388 Sterling Center Drive, Unit C
                      Westlake Village, California 91361

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              ___________________

                         TO BE HELD OCTOBER ___, 1998

     The Annual Meeting of The Right Start, Inc. (the "Company") will be held at The Right Start retail store located at 3707 Thousand Oaks Blvd., Thousand Oaks, California on October __, 1998, at 9:00 a.m. for the following purposes:

         1. To elect six (6) directors to hold office until the next annual meeting and until their successors are elected;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending January 30, 1999 (Proposal
     1);

         3. To approve a proposed amendment to the Company's 1991 Employee Stock Option Plan (the "1991 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1991 Plan from 575,000 to 1,150,000 shares, an increase of 575,000 shares (Proposal 2);

         4. To approve a proposed amendment to the Company's 1995 Non-Employee Director Plan (the "1995 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1995 Plan from 250,000 to 350,000 shares, an increase of 100,000 shares (Proposal 3);

         5. To authorize "blank check" preferred stock of the Company (Proposal 4);

         6. To authorize the issuance of Series A Preferred Stock in connection with the Company's Recapitalization (Proposal 5);

         7. To authorize the issuance of Series B Preferred Stock in connection with the Company's Recapitalization (Proposal 6);

         8. To authorize the issuance of Series C Preferred Stock in connection with the Company's Recapitalization (Proposal 7);

         9.   To approve a one-for-two reverse stock split (Proposal 8); and

         10. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on _______, 1998, is the date of record for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     All shareholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID RETURN ENVELOPE. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                   By Order of The Board of Directors


                                   Gina M. Shauer
                                   Secretary
Westlake Village, California
October __, 1998

                             THE RIGHT START, INC.
                                 _____________

                                PROXY STATEMENT


                INFORMATION CONCERNING SOLICITATION AND VOTING


SOLICITATION AND REVOCATION OF PROXIES

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of The Right Start, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on the __ day of October, 1998 at 9:00 a.m. and at any and all adjournments thereof.

    The persons named as proxies were designated by the Board of Directors and are officers or directors of the Company. Any Proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed below, FOR Proposal 1 to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company, FOR Proposal 2 to approve a proposed amendment to the Company's 1991 Employee Stock Option Plan (the "1991 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1991 Plan, FOR Proposal 3 to approve a proposed amendment to the Company's 1995 Non-Employee Director Stock Option Plan (the "1995 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1995 Plan, FOR Proposal 4 to authorize "blank check" preferred stock of the Company, FOR Proposal 5 to authorize the issuance of Series A Preferred Stock in connection with the Company's Recapitalization, FOR Proposal 6 to authorize the issuance of Series B Preferred Stock in connection with the Company's Recapitalization, FOR Proposal 7 to authorize the issuance of Series C Preferred Stock in connection with the Company's Recapitalization and FOR Proposal 8 to approve a one-for-two reverse stock split. "Broker non-votes" will be counted for general quorum purposes but will not be considered as present and entitled to vote.

    Prior to the date hereof, shareholders holding the requisite number of votes to approve Proposal 5, Proposal 6 and Proposal 7 have agreed in writing pursuant to the Recapitalization transactions described below to vote in favor of such proposals. The Company has received no indication from any of the Company's shareholders as to their intentions for voting on Proposal 1, Proposal 2, Proposal 3, Proposal 4, and Proposal 8.

    All common share numbers included in this Proxy have been disclosed on a pre-Reverse Stock Split basis (as defined in Proposal 8), except where indicated otherwise.

    This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about October ___, 1998. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile, telegraph or cable; such persons will not be compensated for such solicitation.


VOTING AT THE MEETING

    The shares of common stock constitute the only class of securities of the Company entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on October __, 1998 will be entitled to vote at the meeting or any adjournment or postponement thereof. As of October __, 1998, there were [10,103,639] shares of common stock issued and outstanding, each share being entitled to one vote on each matter to be voted upon, except that voting for directors may be cumulative. A shareholder intending to cumulate votes for directors must notify the Company of such intention at the meeting prior to commencement of the voting for directors. If any shareholder has given such notice, every shareholder attending the meeting may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among two or more candidates. A shareholder who is not in attendance at the meeting may not invoke cumulative voting.

    Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed Proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees to the Board of Directors as possible.

    The election of directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. The approval of Proposal 1, Proposal 2, Proposal 3, Proposal 4, Proposal 5, Proposal 6 ,Proposal 7 and Proposal 8 will require the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on such proposal.


                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth certain information, as of May 4, 1998, with respect to all those known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, each director who owns shares of common stock, each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), and all directors and executive officers of the Company as a group. The following table also sets forth certain information on a pro forma basis which information gives effect to the Recapitalization (as described in "Proposals Regarding the Company's Recapitalization" below), as if Proposals 5, 6 and 7 had been approved by the Company's shareholders and the Recapitalization had been fully consummated on May 4, 1998.


                                                                                     Pro forma for Recapitalization
                                                                                     ------------------------------

                                                Amount and                            Amount and
                                                Nature of                              Nature of        Percent of
                                                Beneficial         Percent of         Beneficial        ----------
Name and Address of Beneficial Owner          Ownership (1)          Class           Ownership(1)          Class
------------------------------------          -------------          -----           ------------          -----
Richard A. Kayne (2)                            4,365,958            42.4%            8,533,854            59.7%
KAIM Non-Traditional, L.P.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Cahill, Warnock Strategic Partners                988,333             8.9%              746,667             6.9%
Fund, L.P. (3)
One South Street, Suite 2150
Baltimore, MD 21202

Travelers Group Inc. (4)                          783,043             7.7%              771,376             7.6%
388 Greenwich Street
New York, NY  10013

Fred Kayne (5)                                    914,493             9.0%            1,391,577            13.0%
Fortune Fashions
6501 Flotilla Street
Commerce, CA  90040

Albert O. Nicholas                                625,000             6.2%              625,000             6.2%
Nicholas Co., Inc.
700 North Water Street
Milwaukee, WI  53202

Howard Kaplan                                     610,000             6.0%              610,000             6.0%
99 Chauncy Street
Boston, MA  02111

Gerald E. Mitchell (6)                        66,750           *             66,750           *
5388 Sterling Center Drive, Unit C
Westlake Village, CA 91361

Gina M. Shauer (7)                            27,392           *             27,392           *
5388 Sterling Center Drive, Unit C
Westlake Village, CA 91361

Andrew Feshbach (8)                           19,534           *             19,534           *
Big Dog Sportswear
121 Gray Avenue, Suite 300
Santa Barbara, CA  93101

Robert R. Hollman (8)                         19,534           *             19,534           *
Topa Management
1800 Avenue of the Stars
Suite 1400
Los Angeles, CA  90067

Jerry R. Welch (8)(9)                         19,534           *             19,534           *
Kayne Anderson Investment
Management, Inc.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Howard M. Zelikow (8)(9)                      19,534           *             19,534           *
Kayne Anderson Investment
Management, Inc.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Ronald J. Blumenthal (10)                     55,608           *             55,608           *
5388 Sterling Center Drive, Unit C
Westlake Village, CA  91361

All executive officers and directors       5,551,794        49.3%        10,196,774        67.6%
as a group (twelve persons) (11)

_________________________

      *   Less than one percent.

     (1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

     (2) The 4,365,958 shares include (i) 199,034 shares held directly by Mr. Kayne (including 19,534 shares which may be acquired within 60 days upon exercise of options) and (ii) 4,166,924 shares held by managed accounts of KAIM Non-Traditional, L.P. ("KAIM, LP"), a registered investment adviser (including 190,000 shares which may be acquired within 60 days upon exercise of 1997 Warrants). Mr. Kayne has sole voting and dispositive power over the shares he holds directly. He has shared voting and dispositive power along with Kayne Anderson Investment Management, Inc. ("KAIM, Inc."), the general partner of KAIM, LP, over the remaining shares. (Mr. Kayne is the President, Chief Executive Officer and a Director or KAIM, Inc., and the principal stockholder of its parent company.) The shares held by managed accounts of KAIM, LP include the following shares held by investment funds for which KAIM, LP serves as general partner or manager: 1,481,703 shares held by Kayne Anderson Non-Traditional Investments, L.P.; 1,081,651 shares held by ARBCO Associates, L.P.; 1,023,158 shares held by Offense Group Associates, L.P.; 315,412 shares held by Opportunity Associates, L.P.; and 75,000 shares held by Kayne Anderson Offshore Limited. KAIM disclaims beneficial ownership of the shares reported, except those shares attributable to it by virtue of its general partner interests in the limited partnerships holding such shares. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares held by him directly or attributable to him by virtue of his limited and general partner interests in such limited partnerships and by virtue of his indirect interest in the interest of KAIM in such limited partnerships. The foregoing is based on information provided by Mr. Kayne and KAIM, L.P. to the Company as of May 4, 1998.

     (3) David L. Warnock and Edward L. Cahill are each managing members of Cahill, Warnock & Company, LLC ("CW") and general partners of Cahill, Warnock Strategic Partners, L.P. ("CWSP"). CWSP and CW are the general partners, respectively, of Cahill, Warnock Strategic Partners Fund, L.P. ("SPF") and Strategic Associates, L.P. ("SA"). SPF owns 1996 Debentures currently convertible into 710,500 shares of common stock and 150,100 currently exercisable 1997 Warrants to purchase common stock. SA owns 1996 Debentures currently convertible into 39,500 shares of common stock and 8,233 currently exercisable 1997 Warrants to purchase common stock. Each of Messrs. Warnock and Cahill, CW, CWSP, SPF and SA may be deemed to beneficially own 988,333 shares of common stock. Messrs. Warnock and Cahill, CW and CWSP disclaim beneficial ownership with respect to the shares held by SPF and SA. SPF disclaims beneficial ownership with respect to the shares underlying the 1996 Debentures and the 1997 Warrants held by SA. SA disclaims beneficial ownership with respect to the shares underlying the 1996 Debentures and the 1997 Warrants held by SPF. The shares reported above and in the table exclude 9,217 currently exercisable options to purchase common stock held by Mr. Warnock.

     (4) The amount and nature of beneficial ownership of 783,043 shares has been taken from an Amendment No. 2 to Schedule 13G filed on January 23, 1998, which states that (i) Primerica Life Insurance Company, Travelers Insurance Holdings Inc. and The Travelers Insurance Company each report beneficial ownership of 631,376 shares and (ii) The Travelers Insurance Group Inc., PFS Services, Inc., Associated Madison Companies, Inc. and Travelers Group Inc. each report beneficial ownership of 783,043 shares. The amount reported in the table and in clause (ii) above includes currently exercisable 1997 Warrants to purchase 31,667 shares of common stock.

     (5) Includes 855,376 shares, 39,583 warrants and 19,534 currently exercisable options to purchase common stock.

     (6) Includes 9,000 shares, currently exercisable options to purchase 48,750 shares of common stock and 9,000 shares held by the Company's Employee Stock Purchase Plan for the benefit of Mr. Mitchell.

     (7) Includes 291 shares, currently exercisable options to purchase 26,667 shares of common stock and 434 shares held by the Company's Employee Stock Ownership Plan for the benefit of Ms. Shauer.

     (8) All shares consist of currently exercisable options to purchase common stock.

     (9) Messrs. Welch and Zelikow are Managing Directors of Kayne Anderson Investment Management, Inc.; however, they disclaim beneficial ownership with respect to shares held by KAIM or any of its affiliates.

     (10) Includes currently exercisable stock options to purchase 55,000 shares of common stock and 608 shares held by the Company's Employee Stock Ownership Plan for the benefit of Mr. Blumenthal.

     (11) Includes options and common stock beneficially owned by executive officers and directors, including 21,667 with respect to Ms. Platfoot, 9,312 with respect to Ms. Iglesias and 12,478 with respect to Mr. Pollack.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are as follows:

                                                                                  Executive
              Name                  Age                   Position              Officer Since
              ----                  ---                   --------              -------------
       Jerry R. Welch               47              Chairman of the Board,           1996
                                                      President and Chief
                                                       Executive Officer

       Gina M. Shauer               35            Chief Financial Officer and        1994
                                                           Secretary

       Ronald J. Blumenthal         52               Senior Vice President           1994

       Michele Iglesias             31          Vice President-Human Resources       1996

       Gerald E. Mitchell           43           Vice President-Merchandising        1996

       Marilyn Platfoot             44         Vice President-Retail Operations      1996

       Richard Pollock              46             Vice President-Logistics          1996

    All officers serve at the discretion of the Board of Directors.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

    JERRY R. WELCH became Chief Executive Officer of the Company in March 1996, assumed the position of President in September 1996 and has served as Chairman of the Board since August 1995. Mr. Welch also serves as a Managing Director of Kayne Anderson Investment Management, Inc. and has served in such capacity since January 1993. Mr. Welch is also the Chairman of the Board and Chief Executive Officer of Glacier Water Services, Inc. and has served in such capacities since April 1993 and September 1994, respectively.

    GINA M. SHAUER became Chief Financial Officer of the Company in May 1994 and Secretary in August 1995. Ms Shauer served as a Senior Manager with Price Waterhouse in Woodland Hills, California from January 1986 until April 1994.

    RONALD J. BLUMENTHAL became Senior Vice President of the Company in September 1996 and served as Vice President-Retail Operations from December 1993 to September 1996. Prior to joining the Company, Mr. Blumenthal served as Vice President of Store Operations for Cost Plus Imports from 1990 until 1993.

    MICHELE IGLESIAS became Vice President - Human Resources of the Company in December 1996 and served as Director of Human Resources from February 1994 to December 1996. Ms. Iglesias' previous experience includes other human resources management positions.

    GERALD E. MITCHELL became Vice President-Merchandising of the Company in July 1996. Mr. Mitchell previously served as Vice President-Merchandising for Discovery Channel Stores in Dallas, Texas.

    MARILYN PLATFOOT became Vice President-Retail Operations of the Company in April 1996. Ms. Platfoot previously served as Western Regional Manager for Brookstone Stores from 1992 to 1996.

    RICHARD POLLOCK became Vice President-Logistics of the Company in September 1996 and served as Director of Logistics from June to September 1996. Prior to joining the Company, Mr. Pollock served as Regional Operations Manager with USCO Distribution Services and has held several senior level distribution positions.

ELECTION OF DIRECTORS

    The Board of Directors proposes the election of six (6) directors, each to hold office until the next annual meeting and until their successors are elected and qualified. Unless authority to vote for directors has been withheld in the Proxy, the persons named in the enclosed Proxy intend to vote at the meeting for the election of the nominees presented below. All nominees have consented to serve as a director for the ensuing year. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

    The candidates in the election of directors receiving the highest number of affirmative votes of the shares entitled to vote, up to the number of directors to be elected by such shares, will be elected. Votes against a candidate and votes withheld, including broker non-votes, have no legal effect on the election, however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors at the Annual Meeting are set forth below.

   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS AND NOMINEES

          Name                Age       Director Since                         Business Experience
          ----                ---       --------------                         -------------------
     Andrew Feshbach           37           1995          Mr. Feshbach is a Vice President of Fortune Financial,
                                                          President of Big Dog Sportswear and an Executive Vice
                                                          President of Fortune Fashions.  Previously, Mr. Feshbach was
                                                          a partner in Maiden Lane, a merchant bank, and a Vice
                                                          President in the Mergers and Acquisitions Group of Bear
                                                          Stearns & Co. Inc.

     Robert R. Hollman         54           1995          Mr. Hollman has been President and Chief Executive Officer of Topa Management Company since 1971 and President and
                                                          Chief Executive Officer of Topa Savings Bank since 1989.  He has also been a Director and Officer of Topa Equities, Ltd., the parent company of Topa Savings Bank, since 1969.

     Fred Kayne                60           1995          Mr. Kayne is President and Chairman of Fortune Financial,
                                                          where he is responsible for directing all of its investment activities.  Mr. Kayne is also President of Fortune Fashions and Chairman of Big Dog Sportswear.  Mr. Kayne was a partner of Bear, Stearns & Co. Inc. until its initial public
                                                          offering in 1985 after which he was a Managing Director and a member of the Board of Directors until he resigned in
                                                          1986.  Fred Kayne and Richard A. Kayne are brothers.

     Richard A. Kayne          53           1995          Mr. Kayne currently serves as President and Chief Executive
                                                          Officer of Kayne Anderson Investment Management, Inc., and
                                                          its broker dealer affiliate, K.A. Associates, Inc.  Mr.
                                                          Kayne has been with Kayne Anderson Investment Management,
                                                          Inc. since 1985 when it was founded by Mr. Kayne and John E.
                                                          Anderson.  He is also a Director of Foremost Corporation of
                                                          America and Glacier Water Services, Inc.  Richard A. Kayne
                                                          and Fred Kayne are brothers.

     Jerry R. Welch            47           1995          See "Business Experience of Executive Officers" above.

     Howard M. Zelikow         64           1995          Mr. Zelikow has been a management and financial consultant doing business at ZKA Associates since 1987 and has been a
                                                          Managing Director of Kayne Anderson Investment Management,
                                                          Inc. since 1988.  Mr. Zelikow has been a director of
                                                          Financial Security Assurance Holdings Ltd. since 1996 and
                                                          has served as a director of Queensway Financial Holdings
                                                          Limited since 1993.  Mr. Zelikow was Executive Vice
                                                          President and Chief Financial Officer of The Progressive
                                                          Corporation from 1976 through 1987.  Mr. Zelikow was a
                                                          director of Victoria Financial Corporation from 1991 to
                                                          1995, a director of Capital Guaranty Corporation from 1994 to 1995, and a director of Nobel Insurance Limited from 1989 to 1993.

    The Directors of the Company serve until their successors are elected and duly qualified at next year's Annual Meeting of Shareholders, which is to be held on or about June 28, 1999. During the fiscal year ended January 31, 1998, the Company's Audit Committee consisted of Messrs. Feshbach, Hollman and Zelikow and the Company's Compensation Committee consisted of Messrs. Richard Kayne and Fred Kayne. The Board of Directors does not have a standing Nominating Committee. The Audit Committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants. The Compensation Committee reviews the Company's general compensation strategy and reviews and reports to the Board of Directors with respect to compensation of officers and employee benefit programs.

    Your proxy cannot be voted for a greater number of persons than the number of nominees named.

ATTENDANCE AT MEETINGS

    During the fiscal year ended January 31, 1998, the Board of Directors held a total of 5 meetings, the Compensation Committee held 2 meetings and the Audit Committee held 1 meeting. No member of the Board of Directors, Compensation Committee or Audit Committee attended fewer than 75% of the meetings of the Board, Compensation Committee or Audit Committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the fiscal year ended January 31, 1998, the transition period ended February 1, 1997 and the fiscal year ended June 1, 1996 to the Company's Chief Executive Officer and the other executive officers who received compensation (on an annualized basis) of at least $100,000 during the transition period.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation                               Long Term
                                                   -------------------                               ---------
                                                                                                    Compensation
                                                                                                    ------------
                                                                            Other Annual       Securities Underlying
                                                                            Compensation            Options (#)
                                        Fiscal                              ------------            -----------
Name and Principal Position            Year-End       Salary     Bonus          (1)
---------------------------            --------       ------     -----          ---
Jerry R. Welch (2)                       1998        $  -0-      $ -0-         $ -0-                 14,765
 Chairman of the Board, President        1997           -0-        -0-           -0-                  9,217
 And Chief Executive Officer             1996           -0-        -0-           -0-                 10,317(3)

Ronald J. Blumenthal                     1998         135,000      -0-           -0-                 15,000
 Senior Vice President                   1997          90,865      -0-           -0-                   -0-
                                         1996         110,161     29,000        4,058                50,000

Gerald E. Mitchell                       1998         155,000      -0-          8,048                15,000
 Vice President - Merchandising          1997          80,481      -0-          3,875                75,000

Marilyn Platfoot                         1998         115,000      -0-           -0-                 15,000
 Vice President Retail Operations        1997          72,981      -0-           -0-                   -0-
                                         1996           6,365      -0-           -0-                 25,000

Gina M. Shauer                           1998         105,000      -0-           -0-                 10,000
 Chief Financial Officer and             1997          66,635      -0-            750                  -0-
 Secretary                               1996          94,138      -0-          1,300                20,000



(1) Amounts shown include Company contributions under the Company's Employee Stock Ownership Plan and the Company's Employee Stock Purchase Plan, as applicable for the listed executives.

(2) Mr. Welch receives no compensation for serving as Chief Executive Officer or President.

(3) Granted under the 1995 Plan prior to Mr. Welch becoming President and Chief Executive Officer.

DIRECTORS' FEES

    All of the Company's non-employee directors receive directors' fees of $3,000 per quarter. All of the members of the Board of Directors have elected, in lieu of such compensation, to receive options to purchase common stock of the Company at the fair market value on the date the options are granted.

OPTION GRANTS IN THE FISCAL YEAR ENDED JANUARY 31, 1998

    The following table provides certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended January 31, 1998.



                        INDIVIDUAL GRANTS
                        -----------------
                            NUMBER OF
                           SECURITIES            % OF TOTAL
                           UNDERLYING             OPTIONS                                  POTENTIAL REALIZABLE VALUE AT
                             OPTIONS             GRANTED TO                                      ASSUMED ANNUAL RATES OF
                             GRANTED             EMPLOYEES      EXERCISE OR                 STOCK PRICE APPRECIATION FOR
                             -------             IN FISCAL      BASE PRICE     EXPIRATION                   OPTION TERM
                              (#)(1)               YEAR          ($/SHARE)        DATE                      -----------
                              ------               ----          ---------        ----
NAME                                                                                                5% ($)      10% ($)
----                                                                                                -----       -------
Jerry Welch                    3,000               2.4%            $2.50         7/22/07           $12,353     $ 20,303
Jerry Welch                   11,765               9.6%            $2.50         7/22/02            37,747       48,393
Gerald Mitchell               15,000              12.2%            $2.50         7/22/07            61,763      101,514
Ron Blumenthal                15,000              12.2%            $2.50         7/22/07            61,763      101,514
Marilyn Platfoot              15,000              12.2%            $2.50         7/22/07            61,763      101,514
Gina Shauer                   10,000               8.1%            $2.50         7/22/07            41,175       67,676
Richard Pollock               10,000               8.1%            $2.50         7/22/07            41,175       67,676
Michele Iglesias              10,000               8.1%            $2.50         7/22/07            41,175       67,676

___________________

(1) Named Executive Officers receive options pursuant to the Company's stock compensation plans described elsewhere in this Proxy Statement. The material terms of that program related to recipients, grant timing, number of options, option price and duration are determined by the Board of Directors, subject to certain limitations.

AGGREGATE OPTION EXERCISES IN THE FISCAL YEAR ENDED JANUARY 31, 1998 AND OPTION VALUES AT FISCAL YEAR END

    The following table provides certain information regarding the exercise of stock options held by the Named Executive Officers during the fiscal year ended January 31, 1998 and the number and value of options held as of the end of such fiscal year.


                                                                    NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS
                                                                          FISCAL YEAR END (#)          AT FISCAL YEAR END ($)(1)
                                                                          -------------------         ---------------------------
                             SHARES ACQUIRED
NAME                         ON EXERCISE (#)   VALUE REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                         ---------------   --------------------   -----------   -------------     -----------   -------------
Jerry R. Welch                   -0-                 -0-                 19,534        14,765             -0-             -0-

Ronald J. Blumenthal             -0-                 -0-                 33,334        56,666             -0-             -0-

Gerald E. Mitchell               -0-                 -0-                 37,500        52,500             -0-             -0-

Marilyn Platfoot                 -0-                 -0-                  8,333        31,667             -0-             -0-

Gina M. Shauer                   -0-                 -0-                 23,334        31,666             -0-             -0-

_________________________

(1) On January 29, 1998 (the last day the Company's common stock was traded in the fiscal year ended January 31, 1998), the closing sale price of the Company's common stock on the Nasdaq National Market System was $1.75 per share.

EMPLOYMENT AGREEMENTS

    No employment agreements are currently in effect between the Company and any of its employees.


STOCK COMPENSATION PROGRAMS

1991 Employee Stock Option Plan

    The Company adopted the 1991 Plan, as amended to cover an aggregate of 575,000 shares of the Company's common stock, in October 1991, in order to provide a means of encouraging certain officers and employees of the Company to obtain a proprietary interest in the enterprise and thereby create an additional incentive for such persons to further the Company's growth and development. The information regarding the 1991 Plan provided herein is qualified in its entirety by the full text of such plan, copies of which have been filed with the Securities and Exchange Commission. Options granted vest over periods of up to five years (depending on the terms of the individual grant) commencing on the grant date and expire 10 years thereafter. Options for 389,982 shares were outstanding as of January 31, 1998, 125,717 of which were exercisable.

    On May 5, 1998, the Compensation Committee granted options to purchase an aggregate of 880,000 shares of the Company's common stock (the "New Option Shares") to certain executive officers and employees of the Company (each a "grantee") at an exercise price of $1.75 per share, the closing sale price per share of the Company's common stock on the date of grant. Grant of the New Option Shares is subject to shareholder approval of Proposal 2 below, which proposal increases the number of shares of the Company's common stock that may be issued under the 1991 Plan. The Compensation Committee has also determined that grant of the New Option Shares to a grantee is conditioned upon such grantee's canceling all of his or her existing outstanding options to purchase the Company's common stock. The Compensation Committee may from time to time modify or amend the 1991 Plan as it deems necessary or desirable, but generally may not change an option already granted thereunder without the written consent of the holder of such option (or stock issued on exercise thereof). Of the 880,000 New Option Shares granted, 600,000 option shares were granted to executive officers of the Company in the following amounts: Gerald Mitchell (125,000 option shares), Ron Blumenthal (75,000 option shares), Marilyn Platfoot (125,000 option shares), Gina Shauer (100,000 option shares), Richard Pollock (100,000 option shares), and Michele Iglesias (75,000 option shares). The remaining 280,000 New Option Shares were granted to non-executive employees of the Company.

    The Board of Directors of the Company has proposed an amendment to the 1991 Plan to increase the maximum number of shares of common stock issuable under such plan from 575,000 to 1,150,000 shares (an increase of 575,000 shares), subject to the approval of the shareholders of the Company as provided herein. The amendment to the 1991 Plan, as approved by the Board of Directors to be effective as of May 5, 1998, is set forth in its entirety in Proposal 2 below. The Company proposes to increase the aggregate number of shares of common stock issuable under both the 1991 Plan and the 1995 Plan by 675,000 shares.

1995 Non-Employee Directors Option Plan

    In October 1995, the Company adopted the 1995 Plan, as amended to cover an aggregate of 250,000 shares of common stock. The information regarding the 1995 Plan provided herein is qualified in its entirety by the full text of such plan, copies of which have been filed with the Securities and Exchange Commission.
The 1995 Plan provides for the annual issuance, to each non-employee director, of options to purchase 3,000 shares of common stock. In addition, each director is entitled to make an election to receive, in lieu of directors' fees, additional options to purchase common stock. The amount of additional options is determined based on an independent valuation such that the value of the options issued is equivalent to the fees that the director would be otherwise entitled to receive. Options issued under this plan vest on the anniversary date of their grant and upon termination of Board membership. 191,029 options were issued under the plan, 117,204 of which were exercisable as of January 31, 1998.

    The Board of Directors of the Company has proposed an amendment to the 1995 Plan to increase the maximum number of shares of common stock issuable under such plan from 250,000 to 350,000 shares (an increase of 100,000 shares), subject to the approval of the shareholders of the Company as provided herein. The amendment to the 1995 Plan, as approved by the Board of Directors, is set forth in its entirety in Proposal 3 below. The Company proposes to increase the aggregate number of shares of common stock issuable under both the 1991 Plan and the 1995 Plan by 675,000 shares.

Company Employee Stock Purchase Plan

    The Company matches employees' contributions to the Company Employee Stock Purchase Plan at a rate of 50%. The Company's contributions amounted to $24,000, $21,000 and $28,000 in fiscal 1998, the transition period ended February 1, 1997 and fiscal 1996.

Company Employee Stock Ownership Plan

    The Company Employee Stock Ownership Plan is funded exclusively by discretionary contributions determined by the Board of Directors. No contributions were authorized for fiscal 1998 or the transition period ended February 1, 1997. The Board of Directors authorized contributions of $70,000 in fiscal 1996.

COMPENSATION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

    Richard Kayne and Fred Kayne are each members of the Company's Compensation Committee and have participated in transactions requiring disclosure under the section "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for approving compensation programs for the Company's management. During the fiscal year ended January 31, 1998, the Compensation Committee consisted of Messrs. Richard Kayne and Fred Kayne.

    Mr. Welch receives a fee for serving as a director, but receives no additional compensation for serving as Chief Executive Officer or President.

    The Compensation Committee believes that the compensation provided to employees of the Company must be competitive for the Company to attract or obtain highly qualified and experienced key employees. Based upon a preliminary review, the Compensation Committee believes that, overall, the Company's compensation programs are competitive with those of comparable companies.

PERFORMANCE GRAPH

    This graph compares the cumulative total return to shareholders of the Company, the Nasdaq National Market (the "Broad Market") index and a peer group of companies (the "Industry Index")(1).


                                                     Fiscal Year Ending
                                                     ------------------
                                      1993    1994      1995      1996      1997      1998
                                      ----    ----      ----      ----      ----      ----
Company                              $ 100  $ 88.75   $ 50.00   $130.00   $103.75   $ 35.00
Broad Market                           100   117.56    120.03    169.42    188.23    221.71
Peer Group                             100   109.66    136.31    197.29    156.90    164.92



    (1) The Industry Index chosen is an index of specialty retailers compiled by Media General Group that includes forty-three publicly traded companies offering a wide array of specialty retail goods. The Company formerly used an industry index which included all of the companies with publicly traded securities with the SIC code for Catalog and Mail-Order Houses. With the Company's transition from primarily catalog and mail-order sales to primarily retail sales, the Company believes a peer group index comprised of specialty retailers is a more appropriate comparative measure.

    Assumes $100 invested at the beginning of the periods presented and assumes dividends have been reinvested.

                       COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of the Company's common stock to file reports of ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 as filed.

    Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during the fiscal year ended January 31, 1998, except for the following: Fred Kayne did not timely file one report covering a transaction in which he purchased 224,000 shares of the Company's common stock. Mr. Ronald J. Blumenthal, Ms. Michele Iglesias, Mr. Gerald E. Mitchell, Ms. Marilyn Platfoot, Mr. Richard Pollack, Ms. Gina M. Shauer and Mr. Jerry R. Welch each did not timely file one report with respect to each of their annual option grants.


                           CERTAIN RELATIONSHIPS AND
                             RELATED TRANSACTIONS

    In May 1997, certain investors, including Cahill Warnock Strategic Partners Fund, L.P. ("SPF") ($948,000), Strategic Associates, L.P. ("SA") ($52,000), Fred Kayne ($250,000) and KAIM Non-Traditional, L.P. ("KAIM") ($1,200,000) purchased an aggregate principal amount of $3,000,000 of the Company's 11.5% Senior Subordinated Notes due 2000 and warrants to purchase an aggregate of 475,000 shares of the Company's common stock at an exercise price of $3.00 per share, subject to adjustment under certain circumstances.

    In September 1997, certain investors, including SPF (75,800 shares), SA (4,200 shares), Fred Kayne (224,000 shares) and affiliates of KAIM (800,000 shares), purchased an aggregate of 1,510,000 shares of the Company's common stock at a price of $2.50 per share.

    During the fiscal year ended January 31, 1998, Kayne Anderson Investment Management, Inc. provided management, consulting and advisory services to the Company for which it received a fee of $100,000.

    In April 1998, each of the holders, including SPF ($3,749,000), SA ($210,000), Fred Kayne ($250,000) and KAIM ($1,200,000), of (a) the Company's
Convertible Debentures dated October 11, 1996, as amended on May 30, 1997, in the aggregate principal amount of $3,000,000 (the "1996 Debentures") and (b) the Company's 11.5% Senior Subordinated Notes due May 6, 2000 in the aggregate principal amount of $3,000,000 (the "'1997 Notes") and warrants to purchase 475,000 shares of the Company's common stock issued in connection with the 1997 Notes (the "1997 Warrants" and together with the 1997 Notes, the "1997 Securities") entered into a Letter Agreement dated April 6, 1998 and an Amendment to Letter Agreement dated April 13, 1998, and substantially all such holders have entered into a Letter Agreement dated July 7, 1998 (collectively, the "Amended Letter Agreement") setting forth a plan of recapitalization (the "Recapitalization").

    The Recapitalization (more fully described below in "Proposals Regarding the Company's Recapitalization") consists of the following: (a) the issuance of $3,850,000 aggregate principal amount of the Company's non-interest bearing Senior Subordinated Notes due May 6, 2000 (the "New Notes") and detachable warrants to purchase 3,850,000 shares of the Company's common stock (the "New Warrants", and together with the New Notes, the "1998 New Securities") to, among others, Fred Kayne ($350,000) and affiliates of KAIM ($3,383,333), (b) a waiver by the holders of all of their rights to interest payments accrued and owing on the 1996 Debentures and the 1997 Notes on or after February 28, 1998, (c) an agreement by the holders to exchange the 1996 Debentures and the 1997 Securities for either Series A or Series B Preferred Stock within two-hundred forty days after the issuance of the 1998 New Securities and (d) an agreement by the holders to exchange the 1998 New Securities for Series C Preferred Stock simultaneous with the exchange of the 1996 Debentures and the 1997 Securities for Series A and/or B Preferred Stock.

                                 PROPOSAL ONE
                                 ------------

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The firm of PricewaterhouseCoopers LLP, the Company's independent accountants for the fiscal year ended January 31, 1998, was selected by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, to act in the same capacity for the fiscal year ending January 30, 1999. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's auditor. The Board of Directors is asking for ratification of such appointment of the auditors by the Company's shareholders.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from shareholders.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS.


                                 PROPOSAL TWO
                                 ------------

           APPROVAL OF AMENDMENT TO 1991 EMPLOYEE STOCK OPTION PLAN

    The Board of Directors has proposed to amend Article 3 of the Company's 1991 Plan to increase the maximum number of shares of the Company's common stock subject to the 1991 Plan from 575,000 to 1,150,000 shares, an increase of 575,000 shares. The proposed amendment to the 1991 Plan reads as follows:

          "3.  Shares Subject to the Plan.
               --------------------------

               The stock issuable under this Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock ("Common Stock"). The total number of shares of Common Stock that may be issued under this Plan shall not exceed 1,150,000 shares in the aggregate, subject to adjustment as provided in Section 8 below."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1991 EMPLOYEE STOCK OPTION PLAN.


                                PROPOSAL THREE
                                --------------

       APPROVAL OF AMENDMENT TO 1995 NON-EMPLOYEE DIRECTORS OPTION PLAN

    The Board of Directors has proposed to amend section 12 of the Company's 1995 Plan to increase the maximum number of shares of the Company's common stock subject to the 1995 Plan from 250,000 to 350,000 shares, an increase of 100,000 shares. The proposed amendment to the 1995 Plan reads as follows:

          "12. Common Shares Subject to Options.
               --------------------------------

               The maximum aggregate number of shares of common stock with respect to which Options may be granted from time to time under the Plan is 350,000 shares, subject to adjustment as provided in Section 6 of the Plan."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTORS OPTION PLAN.

                                 PROPOSAL FOUR
                                 -------------

                     AUTHORIZE BLANK CHECK PREFERRED STOCK.

    The Board of Directors has proposed to amend the Company's Amended and Restated Articles of Incorporation to authorize, among other things, 151,500 shares of "blank check" preferred stock. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative rights, relative, participating, optional and other rights, including voting rights, qualifications, limitations, or restrictions thereof, are determined by the Company's Board of Directors. The additional authorized shares that would be available for issuance, if approved, may be issued for any proper corporate purpose at any time without further stockholder approval (subject, however, to applicable statutes or the rules of the Nasdaq National Market which require stockholder approval for the issuance of shares in certain circumstances). Each series of blank check preferred stock may rank senior to the Company's common stock with respect to dividends and liquidation rights. No preferred stock is presently issued.

    If blank check preferred stock is approved by the stockholders, the Board of Directors may determine, among other things, with respect to each series of blank check preferred stock which may be issued: (i) the distinctive designation of such series and the number of shares constituting such series,
(ii) whether or not shares have voting rights and the extent of such voting rights, if any, (iii) the election, term of office, filling of vacancies, and other terms of the directorship of directors, if any, to be elected by the holders of any one or more series of such preferred stock, (iv) the dividend rights, if any, including the dividend rates, preferences with respect to other series of classes of stock, the times of payment and whether dividends shall be cumulative, (v) the redemption price, term of redemption, the amount of and provisions regarding any sinking fund for the purchase or redemption thereof,
(vi) the liquidation preferences and the amounts payable on dissolution or liquidation, (vii) the terms and conditions, if any, under which shares of the series may be converted into any other series of class of stock or debt of the Company, and (viii) preemptive rights to purchase or otherwise acquire any preferred stock that may be issued in the future.

    The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. The Company has no current agreements, commitments, plans or intentions to issue any additional shares, other than in the Recapitalization as described in the section titled "Proposals Regarding the Company's Recapitalization". Depending upon the circumstances in which such additional shares of preferred stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of common stock and the removal of incumbent management. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of the Company's common stock, on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider an action of such entity or person not to be in the best interests of the stockholders and the Company.

    If any series of preferred stock authorized by the Board provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over the common stock as to the payment of such dividends. In addition, if any series of preferred stock authorized by the Board of Directors so provides, in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each such series of the then outstanding preferred stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of common stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for preferred stock, the liquidation preference of preferred stock and other matters, the issuance of preferred stock could therefore result in a reduction in the assets available for distribution to the holders of common stock in the event of liquidation of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF BLANK CHECK PREFERRED STOCK.

              PROPOSALS REGARDING THE COMPANY'S RECAPITALIZATION
              --------------------------------------------------

BACKGROUND INFORMATION ABOUT THE RECAPITALIZATION

  The Company entered into a Letter Agreement dated April 6, 1998, and an Amendment to Letter Agreement dated April 13, 1998, and the Company has received consent from substantially all of the parties to a Letter Agreement dated July 7, 1998 (collectively, the "Amended Letter Agreement") setting forth a plan of Recapitalization (the "Recapitalization") comprised of the following actions.

  The Company completed a private placement of $3,850,000 aggregate principal amount of the Company's non-interest bearing Senior Subordinated Notes due May 6, 2000 (the "New Notes") and detachable warrants to purchase 3,850,000 shares of the Company's common stock (the "New Warrants", and together with the New Notes, the "1998 New Securities"). The 1998 New Securities were sold for an aggregate purchase price of $3,850,000 and were purchased principally by affiliates of the Company. Subject to approval of Proposals 5, 6 and 7, holders of the 1998 New Securities have agreed to exchange all of the 1998 New Securities for an aggregate of 38,500 shares of Series C Preferred Stock, as more fully described below.

  Holders of the Company's existing subordinated debt securities, representing an aggregate principal amount of $6,000,000, permanently waived their rights to receive interest payments after February 28, 1998, resulting in the elimination of approximately $0.6 million in annual interest payments. Subject to approval of Proposals 5, 6 and 7, holders of the Company's existing debt securities have agreed to exchange all of their subordinated debt securities, together with any warrants issued in connection therewith, for newly issued preferred stock per the following:

  1) holders of the Company's 11.5% Senior Subordinated Notes due May 6, 2000 (the "1997 Notes") with original face value of $3,000,000, original discount of $351,500 and carrying value at May 2, 1998 of $2,758,000 and warrants to purchase 475,000 shares of the Company's common stock issued therewith (the "1997 Warrants" and, together with the 1997 Notes, the "1997 Securities") have agreed to exchange the 1997 Securities for 29,995 shares of the Series B Preferred Stock and 5 shares of the Series A Preferred Stock; and

  2) holders of the Company's Convertible Debentures dated October 11, 1996, as amended on May 30, 1997 (the "1996 Debentures") with original face value of $3,000,000 and carrying value at May 2, 1998 of $3,000,000, have agreed to exchange the 1996 Debentures for 29,995 shares of Series A Preferred Stock and 5 shares of Series B Preferred Stock.

Also subject to approval of Proposals 5, 6 and 7, holders of the Company's 1998 New Securities with original face value of $3,850,000, original discount of $3,850,000 and carrying value at August 1, 1998 of $4,000 have agreed to exchange the 1998 New Securities for 38,500 shares of the Series C Preferred Stock.

The proposed accounting for the anticipated future Recapitalization and the interest waiver is as follows:

Effective April 13, 1998, the holders of the 1997 Notes and 1996 Debentures agreed to waive their right to receive any and all interest payments accrued and owing after February 28, 1998, which waiver was not conditioned upon the consummation of the plan of Recapitalization set forth in the Amended Letter Agreement. The modification as it relates to the 1997 Notes and 1996 Debentures constitutes a troubled debt restructuring under Statement of Financial Accounting Standards No. 15 (FAS 15) as the holders for economic reasons related to the Company's financial position have granted a concession to the Company that they would not otherwise consider. The holders of the 1996 Debentures agreed to waive their right to receive all interest payments accrued and owing after February 28, 1998, which waiver was not conditioned upon the consummation of the plan of recapitalization as set forth in the Amended Letter Agreement. This modification of interest payment terms has been accounted for under FAS 15 as follows:

     The carrying amount of the 1997 Notes as of April 13, 1998 of $2,754,000 has not been changed as the carrying amount of the debt does not exceed the total future cash payments of $3.0 million specified by the new terms. Interest expense will be computed using the interest method to apply a constant effective interest rate to the payable balance between the modification date of April 13, 1998 and maturity of the payable in May 2000.

     The total future cash payments specified by the new terms of the 1996 Debentures of $3.0 million is less than the carrying amount of the liability owed to the 1996 Debenture holders of $3,027,000. Therefore, the carrying amount was reduced to an amount equal to the total future cash payments specified by the new terms and the Company recognized a $27,000 gain on restructuring of payables equal to the amount of the reduction as of April 13, 1998. No interest expense shall be recognized on the payable for any period between the modification date of April 13, 1998 and maturity of the payable in May 2002.


The anticipated future exchanges of the 1997 Securities, 1996 Debentures and 1998 New Securities set forth above for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, which exchanges were agreed in the Amended Letter Agreement, will be accounted for at the date of issuance of the preferred stock. The fair value of each series of preferred stock will be determined as of its issuance date. The difference between the fair value of the preferred stock granted and the carrying amount of the 1996 Debentures and 1997 Notes is expected to result in a gain in accordance with FAS 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings." The anticipated future exchange of the 1998 New Securities for the Series C Preferred Stock is expected to result in no gain or loss when calculated in accordance with APB 26 "Early Extinguishment of Debt". The gain or loss on the exchange of notes held by the principal shareholders will be recorded as a charge or credit to additional paid in capital. The expected gain or loss on the exchange of debt held by third parties will be recorded as an extraordinary item in the statement of operations as required by FAS 15 and APB 26. If the Series B Preferred Stock is determined to have a beneficial conversion feature at the date of issuance of the preferred stock, a portion of the fair value of the preferred stock will be allocated to additional paid in capital as required by Topic D-60. The portion if any allocated to paid in capital will be recognized as a return similar to a dividend to the preferred shareholders immediately through a charge to accumulated deficit and a credit to preferred stock, as the Series B Preferred Stock has terms which allow the holder to exercise the conversion rights at any time. The fair value of each series of preferred stock will be determined as of the issuance date.

PRO FORMA INFORMATION FOR THE RECAPITALIZATION

     The following unaudited pro forma financial statements give effect to the Recapitalization of the Company. The unaudited pro forma balance sheet has been prepared to reflect the Recapitalization of the Company as of August 1, 1998. The unaudited pro forma statement of operations presents the results of operations of the Company for the year ended January 31, 1998 and the twenty-six week period ended August 1, 1998, as if the Recapitalization occurred on February 2, 1997. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included in the Company's amended 10-K filed on _______, 1998.

     In order to strengthen the Company's financial position, the Company and each of the holders of the Company's subordinated debt entered into the Amended Letter Agreement whereby each of the holders agreed to exchange their existing debt securities, together with any warrants issued in connection with such debt securities, for preferred stock of the Company. Because the Company did not have preferred stock authorized at the time of signing of the Amended Letter Agreement, the Company was unable to sell preferred stock and, instead, in order to raise additional capital in a timely manner, sold subordinated debt, together with warrants to purchase shares of the Company's common stock, which when taken together were similar to the preferred stock the Company would have sold if the Company had had preferred stock previously authorized and available for issuance. The subordinated debt instruments issued by the Company in lieu of preferred stock (together with the warrants issued in connection therewith) are to be exchanged in the Recapitalization to complete the preferred stock issuance that was originally intended.

     The accounting for the Recapitalization in the pro formas is as follows:
The exchange of the 1997 Securities, 1996 Debentures and the 1998 New Securities for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock was recorded based on estimated fair values of such preferred stock. The fair value of each series of preferred stock was estimated based on an interim internal valuation; the valuation will be finalized at a date approximate to the actual exchange date. The difference between the fair value of such preferred stock to be issued and the carrying amount of the related subordinated debt plus accrued interest at August 1, 1998 was recognized as an extraordinary gain on the extinguishment of debt. The gain, if any, calculated on the exchange of the 1997 Securities and 1998 New Securities held by the principal shareholders is recorded as a charge to additional paid in capital. The gain, if any, calculated on the exchange of the 1997 Securities, 1996 Debentures and 1998 New Securities held by third parties is recorded as an extraordinary item and, therefore, is not included in the unaudited pro forma statement of operations. Such amount has been reflected in accumulated deficit in the unaudited pro forma balance sheet.

                      PRO FORMA BALANCE SHEET (UNAUDITED)
                      -----------------------------------


                                                                                      AUGUST 1, 1998
                                                          ----------------------------------------------------------------------
                                                           AS REPORTED                  ADJUSTMENTS                  PRO FORMA
                                                          -------------                -------------                ------------
                     Assets
Current assets:
  Merchandise inventories........................          $  6,132,000                                             $  6,132,000
  Other current assets...........................             2,089,000                 $   (54,000)(b)                2,035,000
                                                           ------------                 -----------                 ------------
   Total current assets..........................             8,221,000                     (54,000)                   8,167,000
Property, plant and equipment, net...............             7,737,000                                                7,737,000
Other non-current assets.........................             1,473,000                                                1,473,000
                                                           ------------                 -----------                 ------------
                                                           $ 17,431,000                 $   (54,000)                $ 17,377,000
                                                           ============                 ===========                 ============
Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable and accrued expenses..........          $  2,024,000                     (85,000)(b)             $  1,939,000
  Other current liabilities......................               246,000                                                  246,000
                                                           ------------                 -----------                 ------------
  Total current liabilities......................             2,270,000                     (85,000)                   2,185,000
Note payable long term...........................             3,000,000                                                3,000,000
Senior subordinated notes due May 6, 2000........                 4,000                   3,846,000 (c)
                                                                                         (3,850,000)(d)
Senior subordinated notes due May 6, 2000........             2,770,000                  (2,770,000)(b)
Subordinated convertible debentures due
  May 31, 2002...................................             3,000,000                  (3,000,000)(a)
Other liabilities................................             1,455,000                                                1,455,000
Mandatorily redeemable preferred stock series A                                           1,769,000 (a)                1,769,000
Mandatorily redeemable convertible preferred
  stock series B                                                                          2,000,000 (b)                2,000,000
Shareholders' equity:
  Common stock (25,000,000 shares authorized
  at no par value; 10,103,639 issued and
  outstanding)...................................            22,337,000                                               22,337,000



 Convertible preferred stock series C                                                     3,850,000 (d)                3,850,000

 Paid in capital.................................             3,850,000                     384,000 (e)                4,234,000


 Accumulated deficit.............................           (21,255,000)                  1,231,000 (a)              (23,453,000)
                                                                                            801,000 (b)
                                                                                         (3,846,000)(c)
                                                                                           (384,000)(e)

                                                           ------------                 -----------                 ------------
   Total shareholders' equity                                 4,932,000                  (2,232,000)                   6,968,000
                                                           ------------                 -----------                 ------------
                                                           $ 17,431,000                 $   (60,000)                $ 17,377,000
                                                           ============                 ===========                 ============


Note 1 - The pro forma balance sheet has been prepared to reflect the Recapitalization of the Company. Pro forma adjustments are made to reflect:

a. The issuance of the mandatorily redeemable Series A Preferred Stock at estimated fair value in exchange for the 1996 Debentures. The fair value of the mandatorily redeemable Series A Preferred Stock was estimated based on an interim internal valuation prepared in July 1998. The valuation will be finalized at a date approximate to the actual exchange date. This transaction resulted in an extraordinary gain of $1,231,000.

b. The issuance of the convertible Series B Preferred Stock at estimated fair value in exchange for the $3.0 million par value of the 1997 Securities including detachable warrants with an assigned value of $351,000 and accrued interest. The fair value of the convertible Series B Preferred Stock was estimated based on an interim internal valuation. The valuation will be finalized at a date approximate to the actual exchange date. This transaction resulted in an extraordinary gain of $801,000.

c. Recording of the remaining amortization of the debt discount taken to record the beneficial conversion feature on the 1998 New Securities.

d. The issuance of the convertible Series C Preferred Stock at estimated fair value in exchange for the $3.85 million par value of 1998 New Securities including detachable warrants. The fair value of the Series C Preferred Stock was estimated based on the proceeds received from the issuance of the 1998 New Securities. The valuation will be finalized at a date approximate to the actual exchange date.

e. Recording of the gain calculated on the exchange of the 1997 Securities held by the principal shareholders for preferred stock as an adjustment to paid in capital.

Note 2 - Pursuant to a Letter Agreement dated July 7, 1998, the Company has received consent from all but one party to the Amended Letter Agreement who is to receive Series B Preferred Stock to amend the terms of such preferred stock to remove the mandatory redemption feature upon the occurrence of a change of control of the Company. Pursuant to the July 7, 1998 Letter Agreement, the Company also received consent from each of the parties to the Amended Letter Agreement that are to receive Series C Preferred Stock to amend the terms of such preferred Stock to remove the mandatory redemption feature upon the occurrence of a change of control of the Company. The impact of this change on the balance sheet will be to include a substantial portion of the Series B Preferred Stock (all but $200,000 of an aggregate of $3,000,000 in liquidation amount of Series B Preferred Stock) in shareholders' equity which, if done at August 1, 1998, would result in total shareholders' equity of $8,835,000, calculated as follows:

                  Preferred stock series B            $  1,867,000
                  Preferred stock series C               3,850,000
                  Common stock                          22,337,000
                  Paid in capital                        4,234,000
                  Accumulated deficit                  (23,453,000)
                                                      ------------
                                                      $  8,835,000
                                                      ============

Note 3 - Calculation of gain on recapitalization (in thousands):

                                                                                         1997                   New
                                                               Debentures              Securities            Securities
                                                               ----------              ----------            ----------
Book value of securities exchanged:
     Carrying value of debt                                        $3,000                  $2,770                $3,850
     Accrued Interest                                                                          85
Unamortized loan costs                                                                        (54)
                                                                   ------                  ------                ------
          Total book value of securities                            3,000                   2,801                 3,850
           exchanged
Fair value of preferred stock issued                                1,769                   2,000                 3,850
                                                                   ------                  ------                ------
Gain on recapitalization                                           $1,231                  $  801                $ --
                                                                   ======                  ======                ======
Amounts recorded as capital transaction:
   48% of 1997 Securities held by principal
   shareholders                                                                            $  384
                                                                                           ======

   88% of 1998 New Securities held by principal
   shareholders                                                                                                  $ --
                                                                                                                 ======

Note 4 - The Mandatorily Redeemable Series A Preferred Stock was valued using an appropriate discount rate applied to the future cash commitment at its maturity date. This method of valuation results in an estimated value of $1,769,000.

The Series B Convertible Preferred Stock was valued based on the value of common stock into which it is convertible based on the common stock trading price at August, 1 1998. This method of valuation results in an estimated value of $2,000,000. The fair value of the Series C Preferred Stock was estimated based on the proceeds received from the issuance of the 1998 New Securities.

Had the Series B Preferred Stock been valued based on the value of common stock into which it was convertible, with such value determined based upon the common stock closing bid price on September 30, 1998, the estimated value would have been $2,000,000.

The resultant gain on the Recapitalization would be $801,000 for the Series B Preferred Stock, with such amounts being determined based upon the common stock closing bid price at September 30, 1998 of $1.00. The effect of a 1/10% change in the market value of common stock on the fair value of the preferred stock and the resulting gain on extinguishment of debt is $2,000.

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                 ---------------------------------------------


                                                                                 FISCAL YEAR ENDED
                                                                                 JANUARY 31, 1998
                                                          ----------------------------------------------------------------------
                                                           AS REPORTED               ADJUSTMENTS                     PRO FORMA
                                                           -----------               -----------                    ------------
Net sales:
Retail.........................................            $31,107,000                                              $ 31,107,000
Catalog........................................              7,414,000                                                 7,414,000
                                                           -----------                                              ------------
                                                            38,521,000                                                38,521,000
Costs and expenses:
  Cost of goods sold...........................             19,244,000                                                19,244,000
  Operating expense............................             19,212,000                                                19,212,000
  General and administrative expense and other               5,817,000                                                 5,817,000
  Pre-opening cost amortization                                711,000                                                   711,000
  Depreciation and amortization expense........              1,608,000                                                 1,608,000
                                                           -----------                                              ------------
                                                            46,592,000                                                46,592,000
                                                           -----------                                              ------------
Operating Loss.................................             (8,071,000)                                               (8,071,000)
Interest expense (income), net                               1,143,000               $ (594,000)(a)                    4,399,000
                                                                                      3,850,000 (b)
                                                           -----------               ----------                     ------------
Loss before income taxes and extraordinary item             (9,214,000)               3,256,000                       (2,470,000)
Income tax provision (benefit).................                 27,000                                                    27,000
                                                           -----------               ----------                     ------------
Loss before extraordinary item.................            $(9,241,000)              $3,256,000                     $(12,497,000)
                                                           ===========                                              ============
Basic and diluted loss per share before                         $(1.01)                                                   $(1.39)
extraordinary item.............................            ===========                                              ============
Weighted average number of shares outstanding..              9,188,172                                                 9,188,172
                                                           ===========                                              ============

Loss before extraordinary item                              (9,241,000)               3,256,000(1)                  $(12,497,000)
Less:  Mandatorily redeemable preferred stock
         Series A accretion--                                      --                   244,000(3)                       244,000
                                                           -----------               ----------                     ------------
       Net loss available to common share-
         holders before extraordinary item                 $(9,241,000)              $3,012,000                     $(12,741,000)
                                                           ===========               ==========                     ============
Pro forma basic and diluted loss per share
  before extraordinary item reflecting the
  Reverse Stock Split                                           $(2.01)                                                   $(2.77)
                                                           ===========                                              ============
Pro forma weighted average number of shares
  outstanding reflecting the Reverse Stock Split             4,594,086                                                 4,594,086
                                                           ===========                                              ============


Note 1 - The above statement gives effect to the following pro forma adjustments necessary to reflect the Recapitalization of the Company.

a. The reduction of interest expense on the $3.0 million of the 1997 Notes and $3.0 million of 1996 Debentures to be exchanged in the Recapitalization. There is no significant impact on income taxes related to this adjustment.

b. The amortization of the debt discount taken to record the beneficial conversion feature on the 1998 New Securities.

Note 2 - The net gain of $1,648,000 calculated on the exchange of the 1997 Securities and 1996 Debentures held by third parties for the Series A Preferred Stock and Series B Preferred Stock was recorded as an extraordinary item.

Note 3 - In computing the loss available to common shareholders, the mandatorily redeemable preferred stock accretion was calculated using the effective interest method accreting the Series A Preferred Stock carrying value of $1,769,000 to its redemption amount of $3,000,000, over the period of issuance date to mandatory redemption date.

                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                 ---------------------------------------------

                                                                           TWENTY-SIX WEEK PERIOD ENDED
                                                                                   AUGUST 1, 1998
                                                         -----------------------------------------------------------
                                                           AS REPORTED           ADJUSTMENTS              PRO FORMA
                                                         -------------           -----------             -----------
Net sales:
Retail.........................................            $15,120,000                                   $15,120,000
Catalog........................................              2,676,000                                     2,676,000
                                                           -----------                                   -----------
                                                            17,796,000                                    17,796,000
Costs and expenses:
 Cost of goods sold............................              9,156,000                                     9,156,000
 Operating expense.............................              8,049,000                                     8,049,000
 General and administrative expense............              1,777,000                                     1,777,000
 Pre-opening cost amortization.................                 50,000                                        50,000
 Depreciation and amortization expense.........                397,000                                       397,000
 Other (income) expense........................               (113,000)                                     (113,000)
                                                           -----------                                   -----------
                                                            19,593,000                                    19,593,000
                                                           -----------                                   -----------
 Operating Loss................................             (1,797,000)                                   (1,797,000)
 Interest expense (income), net................                438,000             $(203,000)(a)             235,000
                                                           -----------             ---------             -----------
 Loss before income taxes......................             (2,235,000)             (203,000)             (2,032,000)
 Income tax provision..........................                 17,000             ---------                  17,000
                                                           -----------                                   -----------
 Loss before extraordinary item................            $(2,252,000)            $(203,000)            $(2,049,000)
                                                           ===========             ---------             ===========

 Basic and diluted loss per share..............                  $(.22)                                        $(.22)
                                                           ===========                                   ===========
 Weighted average number of shares
 outstanding...................................             10,103,639                                    10,103,639
                                                           ===========                                   ===========

 Loss before extraordinary item                             (2,252,000)             (203,000)            $(2,049,000)
 Less:  Mandatorily redeemable preferred
 stock accretion                                                    --                                       134,000
                                                           -----------                                   -----------
 Loss before extraordinary item available to
   common shareholders                                     $(2,252,000)                                  $(2,183,000)
                                                           ===========                                   ===========

 Pro forma basic and diluted loss per share
 reflecting the Reverse Stock Split                        $      (.45)                                  $      (.43)
                                                           ===========                                   ===========
 Pro forma weighted average number of shares
 outstanding reflecting the Reverse
 Stock Split                                                 5,051,819                                     5,051,819
                                                           ===========                                   ===========


Note 1 - The above statement gives effect to the following pro forma adjustment necessary to reflect the Recapitalization of the Company. A pro forma adjustment is made to reflect the reduction of interest expense on the $3.0 million of the 1997 Notes and $3.85 million of New Notes and the $3.0 million of 1996 Debentures to be exchanged in the Recapitalization. There is no significant impact on income taxes related to this adjustment.

Note 2 - In computing the loss available to common shareholders, the mandatorily redeemable preferred stock accretion was calculated using the effective interest method accreting the Series A Preferred Stock carrying value of $1,769,000 to its redemption amount of $3,000,000 over the period of issuance date to mandatory redemption date.

                                 PROPOSAL FIVE
                                 -------------

     AUTHORIZE THE ISSUANCE OF SERIES A PREFERRED STOCK IN CONNECTION WITH THE COMPANY'S RECAPITALIZATION.

     The Board of Directors has proposed to adopt an amendment to the Company's Amended and Restated Articles of Incorporation to authorize, among other things, the issuance of 30,000 shares of Series A Preferred Stock. Provided below is a description of the material terms of the Series A Preferred Stock.

     The Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") shall rank senior to the Company's common stock and pari passu with the Company's Series B Preferred Stock and Series C Preferred Stock with respect to liquidation, and shall be senior or pari passu with any other preferred stock subsequently issued by the Company; provided however, that the Series A Preferred Stock shall be senior with respect to liquidation to the Series B Preferred Stock and the Series C Preferred Stock from and after June 1, 2002.

     The Series A Preferred Stock shall have a per share liquidation preference of $100 (the "Series A Liquidation Value"). Consent of the holders of at least a majority of the Series A, B and C Preferred Stock voting together as a single class, will be required for (i) any sale by the Company of a substantial portion of its assets, (ii) any merger of the Company with another entity,
 (iii) each amendment of the Company's articles of incorporation, and (iv) any action that (a) increases the authorized number of shares of preferred stock of the Company of any series, (b) creates any new class or series of shares having preference over or being on a parity with the Series A, B and C Preferred Stock, or (c) creates any contractually subordinated debt of the Company. Such consent shall not be unreasonably withheld. Except for such consent rights and voting rights as may be provided by applicable law and the right to vote as a separate series on all modifications of the rights, privileges or terms of the Series A Preferred Stock, the Series A Preferred Stock shall have no voting rights as a separate series.

     The Series A Preferred Stock shall be redeemed by the Company on May 31, 2002 for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Liquidation Value. The Series A Preferred Stock shall also be redeemed by the Company for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Liquidation Value upon the occurrence of a Change of Control defined as (i) any merger or consolidation of the Company where the Company is not the surviving corporation or as a result of which KAIM and its affiliates cease to beneficially own and control (as beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, at least twenty-five (25%) of the issued and outstanding shares of each class of capital stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the Board of Directors of the Company, or (ii) any sale or transfer of all or substantially all of the Company's assets or stock.

     The Series A Preferred Stock shall also be mandatorily redeemable by the Company for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Liquidation Value if the Company shall consummate the sale or a series of related sales for cash or equity securities, the net proceeds to the Company from which (after deduction of discounts, commissions and other offerings expenses) shall equal or exceed the sum of $12,000,000, plus the amount of Series A Preferred Stock originally issued pursuant to the Recapitalization.

     There shall be no dividends on the Series A Preferred Stock prior to June 1, 2002, the mandatory redemption date of the Series A Preferred Stock. Thereafter, dividends on the Series A Preferred Stock shall cumulate and accrue on a daily basis without interest, at the rate of $15.00 per share per annum. After June 1, 2002, the holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, quarterly payments of dividends on the Series A Preferred Stock. The cumulation and accrual of dividends on the Series A Preferred Stock after June 1, 2002 shall occur regardless of whether or not the Company shall have funds legally available for the payment of dividends.

     In no event, so long as any Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any common stock, other than a dividend or distribution payable in shares of common stock, nor (without the written consent of the holders of 50% of the outstanding shares of Series A Preferred Stock) shall any shares of common stock be purchased or redeemed by the Company, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any common stock.

     The holders of Series A Preferred Stock shall receive from the Company the annual, quarterly and monthly financial statements of the Company. Representatives of the holders of the Series A Preferred Stock shall have the right, upon reasonable notice, to inspect the books and records of the Company.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE ISSUANCE OF THE SERIES A PREFERRED STOCK.


                                 PROPOSAL SIX
                                 ------------

     AUTHORIZE THE ISSUANCE OF SERIES B PREFERRED STOCK IN CONNECTION WITH THE COMPANY'S RECAPITALIZATION.

     The Board of Directors has proposed to amend the Company's Amended and Restated Articles of Incorporation to authorize, among other things, the issuance of 30,000 shares of Series B Preferred Stock. Provided below is a description of the material terms of the Series B Preferred Stock.

     Pursuant to Section 4460(1)(D) of the NASD Manual Marketplace Rules with respect to the Nasdaq National Market, the Company is seeking shareholder approval to issue the Series B Preferred Stock.

     The Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") shall rank senior to the Company's common stock and pari passu with the Company's Series A Preferred Stock and Series C Preferred Stock with respect to liquidation, and shall be senior or pari passu with any other preferred stock subsequently issued by the Company; provided however, that the Series A Preferred Stock shall be senior with respect to liquidation to the Series B Preferred Stock and the Series C Preferred Stock from and after June 1, 2002.

     The Series B Preferred Stock shall have a per share liquidation preference of $100 (the "Series B Liquidation Value"). Consent of the holders of at least a majority of the Series A, B and C Preferred Stock voting together as a single class, will be required for (i) any sale by the Company of a substantial portion of its assets, (ii) any merger of the Company with another entity,
 (iii) each amendment of the Company's articles of incorporation, and (iv) any action that (x) increases the authorized number of shares of Preferred Stock of the Company of any series, (y) creates any new class or series of shares having preference over or being on a parity with the Series A, B and C Preferred Stock, or (z) creates any contractually subordinated debt of the Company. Such consent shall not be unreasonably withheld. Except for such consent rights and voting rights as may be provided by applicable law and the right to vote as a separate series on all modifications of the rights, privileges or terms of the Series B Preferred Stock, the Series B Preferred Stock shall have no voting rights as a separate series.

     The Series B Preferred Stock shall be convertible in whole or in part at any time, and from time to time, at the option of the holders into shares of the Company's common stock at a rate equal to $1.50 per share (the "Series B Conversion Price"). The Series B Preferred Stock will be subject to anti-dilution provisions providing for adjustments to the Series B Conversion Price upon (i) dividend or distribution of shares of common stock to holders of common stock and (ii) subdivision or combination of the outstanding shares of common stock.

     There shall be no dividends paid on the Series B Preferred Stock.

     The holders of Series B Preferred Stock shall receive from the Company the annual, quarterly and monthly financial statements of the Company. Representatives of the holders of the Series B Preferred Stock shall have the right, upon reasonable notice, to inspect the books and records of the Company.

     If the Company proposes to offer additional securities (other than employee incentive stock or stock options, securities issued in a public offering or the acquisition of another company, or shares issued upon conversion or exercise of outstanding securities), the Company will first offer all such securities to the holders of the Series B Preferred Stock and the Series C Preferred Stock (or common stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock) on a pro rata basis. Such preemptive rights will not be transferable and will terminate with respect to any shares of Series B Preferred Stock or Series C Preferred Stock (or common stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock), as the case may be, upon the earlier of the (i) transfer of such shares or (ii) the fifth anniversary of the date on which the 1997 Securities, 1996 Debentures and 1998 New Securities are exchanged for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to the plan of Recapitalization.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE ISSUANCE OF THE SERIES B PREFERRED STOCK.

                                PROPOSAL SEVEN
                                --------------

     AUTHORIZE THE ISSUANCE OF SERIES C PREFERRED STOCK IN CONNECTION WITH THE COMPANY'S RECAPITALIZATION.

     The Board of Directors has proposed to adopt the New Articles to authorize, among other things, the issuance of 38,500 shares of Series C Preferred Stock. Provided below is a description of the material terms of the Series C Preferred Stock.

     Pursuant to Section 4460(1)(D) of the NASD Manual Marketplace Rules with respect to the Nasdaq National Market, the Company is seeking shareholder approval to issue the Series C Preferred Stock.

     The Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") shall rank senior to the Company's common stock and pari passu with the Company's Series A Preferred Stock and Series B Preferred Stock with respect to liquidation, and shall be senior or pari passu with any other preferred stock subsequently issued by the Company; provided however, that the Series A Preferred Stock shall be senior with respect to liquidation to the Series B Preferred Stock and the Series C Preferred Stock from and after June 1, 2002.

     The Series C Preferred Stock shall have a per share liquidation preference of $100 (the "Series C Liquidation Value"). Consent of the holders of at least a majority of the Series A, B and C Preferred Stock voting together as a single class, will be required for (i) any sale by the Company of a substantial portion of its assets, (ii) any merger of the Company with another entity,
 (iii) each amendment of the Company's articles of incorporation and (iv) any action that (a) increases the authorized number of shares of preferred stock of the Company of any series, (b) creates any new class or series of shares having preference over or being on a parity with the Series A, B and C Preferred Stock, or (c) creates any contractually subordinated debt of the Company. Such consent shall not be unreasonably withheld. Except for such consent rights and voting rights as may be provided by applicable law and the right to vote as a separate series on all modifications of the rights, privileges or terms of the Series C Preferred Stock, the Series C Preferred Stock shall have no voting rights as a separate series.

     The Series C Preferred Stock shall be convertible in whole or in part at any time, and from time to time, at the option of the holders into shares of the Company's common stock at a rate equal to $1.00 per share, (the "Series C Conversion Price"). The Series C Preferred Stock will be subject to anti-dilution provisions providing for adjustments to the Series C Conversion Price upon (i) dividend or distribution of shares of common stock to holders of common stock and (ii) subdivision or combination of the outstanding shares of common stock.

     There shall be no dividends paid on the Series C Preferred Stock.

     The holders of Series C Preferred Stock shall receive from the Company the annual, quarterly and monthly financial statements of the Company. Representatives of the holders of the Series C Preferred Stock shall have the right, upon reasonable notice, to inspect the books and records of the Company.

     If the Company proposes to offer additional securities (other than employee incentive stock or stock options, securities issued in a public offering or the acquisition of another company, or shares issued upon conversion or exercise of outstanding securities), the Company will first offer all such securities to the holders of the Series C Preferred Stock and the Series B Preferred Stock (or common stock issued upon conversion of the Series C Preferred Stock or Series B Preferred Stock) on a pro rata basis. Such preemptive rights will not be transferable and will terminate with respect to any shares of Series C Preferred Stock or Series B Preferred Stock (or common stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock), as the case may be, upon the earlier of the (i) transfer of such shares or (ii) the fifth anniversary of the date on which the 1997 Securities, 1996 Debentures and 1998 New Securities are exchanged for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to the plan of Recapitalization.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AUTHORIZATION OF THE ISSUANCE OF THE SERIES C PREFERRED STOCK.

                                PROPOSAL EIGHT
                                --------------

                   APPROVE A ONE-FOR-TWO REVERSE STOCK SPLIT

GENERAL

    The Board of Directors has proposed (the "Reverse Stock Split Proposal") to amend the Company's Amended and Restated Articles of Incorporation to effect a one-for-two reverse stock split of the Company's outstanding Common Stock, no par value per share (the "Common Stock"), subject to the approval by the shareholders of the Company. This Reverse Stock Split Proposal provides for the combination and reclassification of the presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock, on the basis of one share of Common Stock for each two shares of Common Stock previously issued and outstanding (the "Reverse Stock Split"). Except as may result from the payment of cash for fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. If approved by the shareholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Company's Amended and Restated Articles of Incorporation (the "Reverse Stock Split Amendment") and will become effective upon filing with the California Secretary of State (the "Effective Date").

    At the Effective Date, each share of Common Stock issued and outstanding will automatically be reclassified and converted into one-half of a share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Shareholders entitled to receive one half of a share of Common Stock as a consequence of the Reverse Stock Split will, instead, receive from the Company a cash payment in U.S. dollars equal to one half the closing price of a share of Common Stock on the Effective Date multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

    The Company expects that, if the Reverse Stock Split Proposal is approved by the shareholders at the annual meeting, the Reverse Stock Split Amendment will be filed with the California Secretary of State promptly thereafter. However, notwithstanding approval of the Reverse Stock Split Proposal by the shareholders of the Company, the Board of Directors of the Company may elect not to file or to delay the filing of the Reverse Stock Split Amendment, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company's shareholders at such time.

REASONS FOR THE REVERSE STOCK SPLIT

    The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split.

    During the last 12 months, the closing bid price for the Common Stock on the Nasdaq National Market ("Nasdaq") ranged from 1 to 3 3/8 per share. The Company believes that such a low quoted market price per share may discourage potential new investors, increase market price volatility and decrease the liquidity of the Common Stock. Additionally, pursuant to the Nasdaq listing requirements that went into effect February 23, 1998, the minimum bid price for the Company's Common Stock must be at least $1.00 per share for continued inclusion of the Common Stock on the Nasdaq.

    For the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. However, there can be no assurance that the Reverse Stock Split will have a long term beneficial effect. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is higher than the current market price of the Common Stock. However, there can be no assurance that, following the Reverse Stock Split, the Common Stock will trade at two times the market price of the Common Stock prior to the Reverse Stock Split.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

    Subject to shareholder approval, the Reverse Stock Split Proposal will be effected by filing the Reverse Stock Split Amendment and will be effective upon filing with the California Secretary of State. Although the Company expects to file the Reverse Stock Split Amendment with the California Secretary of State promptly following approval of the Reverse Stock Split Proposal at the annual meeting, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its shareholder. The Company reserves the right to forego or postpone filing the Reverse Stock Split Amendment if such action is determined to be in the best interest of the Company and its shareholders.

    After giving effect to the Reverse Stock Split, each shareholder that owns an even number of shares of Common Stock will continue to own full shares of Common Stock; however, each shareholder that owns an odd number of shares of Common Stock will have such shareholder's fractional share of Common Stock converted into the right to receive cash. Except as may result from the payment of cash for fractional shares, such shareholder's interests will be represented by one-half as many shares as such shareholder owned before the Reverse Stock Split. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-half of the number issuable in respect thereof immediately prior to the Effective Date, the per share exercise price immediately following the Effective Date will be 200% of the per share exercise or conversion price immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

    The Reverse Stock Split will also result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split . Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

    The Company is authorized to issue 25,000,000 shares of Common Stock, of which [10,103,639] shares were issued and outstanding as of October ___, 1998. Adoption of the Reverse Stock Split will reduce the shares of Common Stock outstanding on October __, 1998 from [10,103,639] to approximately [5,051,800] but will not effect the number of authorized shares of Common Stock. After the Reverse Stock Split, the company estimates that it will have approximately the same number of shareholders. Except for the receipt of cash in lieu of fractional shares, the Reverse Stock Split will not affect any shareholder's proportionate equity interest in the Company.

    As a result of the Reverse Stock Split, the Company will have a greater number of authorized but unissued shares of Common Stock than prior to the Reverse Stock Split. The increase in the authorized but unissued shares of Common Stock could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders.

    The increase in the authorized but unissued shares of Common Stock also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity. Shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or any amendment to the Company's Amended and Restated Articles of Incorporation would not receive the shareholder vote required for approval thereof. The Board of Directors has no current plans to issue any shares of Common Stock for any such or other purpose, and does not intend to issue any stock except on terms or for reason which the Board of Directors deems to be in the best interests of the Company.

IMPLEMENTATION OF THE REVERSE STOCK SPLIT

    The Reverse Stock Split will be formally implemented by amending the present
Article 3 of the Company's Amended and Restated Articles of Incorporation to add the following:

          "Effective as of 5:00 p.m. in Los Angeles on the date of filing of this Amendment with the California Secretary of State, all outstanding shares of Common Stock held by each holder of record of such date shall be automatically combined at the rate of one-for-two without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. Each shareholder who would otherwise receive one half a share of Common Stock as a result of the one-for-two reverse stock split will receive, in lieu of such fractional share interest, an amount of cash equal to one half the closing price of a share of Common Stock on the date of filing this Amendment with the California Secretary of State multiplied by the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest."

EXCHANGE OF STOCK CERTIFICATES

    Assuming the Reverse Stock split is approved by the shareholders, shareholders will be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Shareholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Shareholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All shareholders should consult with their own tax advisors.

    This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

    SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

    No gain or loss should be recognized by a shareholder who receives only Common Stock upon the Reverse Stock Split. A shareholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss in an amount equal to the difference between the cash received and the shareholder's basis in such fractional share of Common Stock. For this purpose, a shareholder's basis in such fractional share of Common Stock will be determined as if the shareholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Split on a pro rata basis. Shareholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefore. The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REVERSE STOCK SPLIT.

                                 ANNUAL REPORT

    The Annual Report of the Company including financial statements for the fiscal year ended January 31, 1998, is being forwarded to each shareholder with this Proxy Statement.


                                 OTHER MATTERS

    The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting. If any other matters shall properly come before the meeting, the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Secretary of the Company prior to May 1, 1999 for inclusion in the Proxy Statement for the Annual Meeting of Shareholders scheduled to be held on or about June 29, 1999.

    Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.


                                               Gina M. Shauer
                                               Secretary

Dated:  October __, 1998

                                  AVAILABILITY

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, THE RIGHT START, INC., 5388 STERLING CENTER DRIVE, UNIT C, WESTLAKE VILLAGE, CALIFORNIA 91361.


                           FORWARD-LOOKING STATEMENTS

    This Proxy Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Proxy Statement are intended to be subject to the safe harbor protection provided by Sections 27A and 21E. All forward-looking statements involve risks and uncertainties. Although the Company believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not materially differ from its expectations. For factors that may cause actual results to materially differ from expectations and underlying assumptions, see the Company's Registration Statement on Form S-3 (File No. 333-08175) and periodic reports, including the Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 1998, filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.


                           INCORPORATION BY REFERENCE

    The financial and other information required pursuant to Item 13 (a) of Proxy Rule 14a-101/Schedule 14a is hereby incorporated by reference in to this proxy statement from the information provided in the Company's previously filed Form 10-K, as amended, the Company's previously filed Form 10-Q for the thirteen week period ended May 2, 1998, as amended, the Company's previously filed Form 10-Q for the thirteen week period ended August 1, 1998, as amended, and the Company's Form 8-K filed on April 23, 1998. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Company's 1998 annual meeting of shareholders shall be deemed to be incorporated by reference into this proxy statement.

PROXY
                             THE RIGHT START, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
     JERRY R. WELCH, with full power of substitution, is hereby appointed proxy to vote the stock of the undersigned in The Right Start, Inc. at the Annual Meeting of Shareholders on September __, 1998, and at any adjournments, to be held at The Right Start retail store located at 3707 Thousand Oaks Blvd., Thousand Oaks, California.

MANAGEMENT RECOMMENDS THAT YOU VOTE "FOR" AUTHORITY ON ELECTION OF DIRECTORS AND FOR THE BOARD'S PROPOSALS ONE, TWO, THREE, FOUR, FIVE, SIX, SEVEN AND EIGHT.

            ELECTION OF DIRECTORS
            [ ]  FOR all Nominees listed below (except as indicated to the       [ ]  WITHHOLD AUTHORITY to vote
                 contrary below)                                                     for all Nominees listed below

     Jerry Welch, Richard Kayne, Fred Kayne, Andrew Feshbach, Robert Hollman and Howard Zelikow.

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------------------------

PROPOSAL 1. RATIFICATION OF AUDITORS
   FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]--PROPOSAL 1 appointment of
   PricewaterhouseCoopers LLP as auditors for fiscal 1998.

PROPOSAL 2. APPROVAL OF AMENDMENT TO 1991 EMPLOYEE STOCK OPTION PLAN INCREASING
   MAXIMUM AGGREGATE NUMBER OF SHARES OF THE COMPANY COMMON STOCK SUBJECT TO THE PLAN FROM 575,000 TO 1,150,000 SHARES
   FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]--PROPOSAL 2 approval of proposed
   amendment to The Right Start, Inc. 1991 Employee Stock Option Plan.

PROPOSAL 3. APPROVAL OF AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR PLAN
   INCREASING MAXIMUM AGGREGATE NUMBER OF SHARES OF THE COMPANY COMMON STOCK SUBJECT TO THE PLAN FROM 250,000 TO 350,000 SHARES
   FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]--PROPOSAL 3 approval of amendment
   to The Right Start, Inc. 1995 Non-Employee Director Plan.

PROPOSAL 4. AUTHORIZE BLANK CHECK PREFERRED STOCK
   FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]--PROPOSAL 4 authorize Blank
   Check Preferred Stock.

PROPOSAL 5. AUTHORIZE THE ISSUANCE OF SERIES A PREFERRED STOCK IN CONNECTION
   WITH THE COMPANY'S RECAPITALIZATION
   FOR [ ] AGAINST [ ] ABSTAIN [ ]--PROPOSAL 5 approval of The Right Start, Inc. Series A Preferred Stock.

PROPOSAL 6. AUTHORIZE THE ISSUANCE OF SERIES B PREFERRED STOCK IN CONNECTION
   WITH THE COMPANY'S RECAPITALIZATION
   FOR [ ] AGAINST [ ] ABSTAIN [ ]--PROPOSAL 6 approval of The Right Start, Inc. Series B Preferred Stock

PROPOSAL 7. AUTHORIZE THE ISSUANCE OF SERIES C PREFERRED STOCK IN CONNECTION
   WITH THE COMPANY'S RECAPITALIZATION
   FOR [ ] AGAINST [ ] ABSTAIN [ ]--PROPOSAL 7 approval of The Right Start, Inc. Series C Preferred Stock.

PROPOSAL 8. APPROVE THE ONE-FOR-TWO REVERSE STOCK SPLIT
   FOR [ ] AGAINST [ ] ABSTAIN [ ]--PROPOSAL 8 approval of a one-for-two reverse stock split.

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

THE PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES AND FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.

                                           Please sign exactly as name appears
                                           hereon.
                                           _____________________________________
                                           _____________________________________
                                           Dated:________________________, 1998
                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, as executor,
                                           administrator, trustee or guardian,
                                           please indicate as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.


        PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE